Profire Energy Reports Financial Results for Second Quarter 2024
Company Reports Second Highest Quarterly Revenue in Company History

LINDON, Utah August 7, 2024 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its second quarter ending June 30, 2024. A conference call will be held on Thursday, August 8, 2024 at 8:30 a.m. ET to discuss the results.

Second Quarter Summary (comparisons to prior-year quarter)
•Revenue of $15.2 million, compared to $14.6 million
•Gross profit of $7.9 million, compared to $7.4 million
•Gross margin increased by 90 basis points to 51.8%
•Net income of $2.1 million, or $0.04 per diluted share, versus $2.9 million and $0.06
•Generated EBITDA of $3.0 million, versus $3.7 million
•Cash and investments of $18.4 million with no debt

"We reported another very successful quarter, highlighted by the second highest quarterly revenue in company history, further progress across our diversification strategy, and maintaining momentum within our legacy business," said Ryan Oviatt, co-CEO and Chief Financial Officer of Profire Energy. "We increased our cash balance while building our inventory and repurchasing shares, and continue to remain debt-free."
Second Quarter 2024 Financial Results

Total revenues for the period equaled $15.2 million, compared to $13.6 million in the first quarter of 2024 and $14.6 million in the prior-year quarter. The sequential and year-over-year increase was partially driven by the timing of certain orders that moved into the second quarter of this year due to changes in customer readiness as well as strong activity in our diversification business.

Gross profit was $7.9 million, compared to $6.8 million in the first quarter and $7.4 in the second quarter of 2023. Gross margin was 52% of revenues, compared to 50% of revenues in the prior quarter and 51% of revenues in the prior-year quarter. The sequential and year-over-year increase is related to product mix, partially offset by inflationary pressures across the business.

Total operating expenses were $5.3 million, compared to $5.0 million in the first quarter of 2024 and $4.2 million in the year-ago quarter. The sequential increase is primarily due to ongoing inflation pressure on our business as well as increased headcount to support strategic growth and increased business activity. The prior-year quarter included a nonrecurring benefit from the employee retention tax credit ("ERC") of $762,000. Without this benefit, the year-over-year increase would have only been 6% which is due to increased inflation and headcount.

Compared with the same quarter last year, operating expenses for G&A increased 25%, R&D increased 56% and depreciation increased by 7%. The increase in G&A was driven by the ERC benefit noted above while the increase in R&D was a result of increased activity on new product development and certifications.

Net income was $2.1 million, or $0.04 per diluted share, compared to net income of $1.4 million or $0.03 per diluted share in the first quarter of 2024 and $2.9 million or $0.06 per diluted share in the same quarter last year also primarily driven by the prior year ERC credit.

"Our diversification efforts continue to be a critical component of our growth strategy, representing 15% of our total revenue for the quarter, as diversified sales for the first half of 2024 outpaced the first six months of 2023," said Cameron Tidball, co-CEO of Profire Energy. "The outlook for energy derived from hydrocarbon production remains very strong as the global demand for energy continues to grow. We remain very optimistic about the outlook for Profire for the second half of 2024 and beyond as well as our ability to deliver long-term shareholder value."

Conference Call
Profire Energy Executives will host the call, followed by a question-and-answer period.

Date: Thursday, August 8, 2024
Time: 8:30 a.m. ET (6:30 a.m. MT)
Toll-free dial-in number: 1-800-225-9448
International dial-in number: 1-203-518-9708
Conference ID: PROFIRE

The conference call will be webcast live and available for replay via this link: https://viavid.webcasts.com/starthere.jsp?ei=1653744&tp_key=6e0824482a
The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Athena Kefalas at 1-801-796-8969.

A replay of the call will be available via the dial-in numbers below after 1:00 p.m. ET on the same day through August 22, 2024.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay Pin Number: 11156393

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry. However, in recent years, we have completed many installations of our burner-management solutions in other industries that we believe will be applicable as we expand our addressable market over time. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Midland-Odessa, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth and the Company’s expected revenues from diversification opportunities. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
John Beisler, Managing Director
214-872-2710

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

	6/30/2024	6/30/2023
EBITDA Calculation:	3 months	3 months
Net Income	$2,062,725	$2,857,157
add back net income tax expense	$704,620	$634,028
add back net interest expense	$(80,690)	$(122,800)
add back depreciation and amortization	$271,437	$285,957
EBITDA calculated	$2,958,092	$3,654,342

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	June 30, 2024	December 31, 2023
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$8,920,732	$10,767,519
Short-term investments	3,633,333	2,799,539
Accounts receivable, net	14,158,647	14,013,740
Inventories, net (note 3)	16,059,628	14,059,656
Prepaid expenses and other current assets (note 4)	3,041,359	2,832,262
Total Current Assets	45,813,699	44,472,716
LONG-TERM ASSETS
Net deferred tax asset	489,360	496,785
Long-term investments	5,888,449	6,425,582
Lease right-of-use asset (note 6)	406,852	432,907
Property and equipment, net	11,194,296	10,782,372
Intangible assets, net	1,025,345	1,104,102
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	21,583,683	21,821,129
TOTAL ASSETS	$67,397,382	$66,293,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,645,228	$2,699,556
Accrued liabilities (note 5)	4,448,655	4,541,820
Current lease liability (note 6)	138,552	130,184
Income taxes payable	374,384	1,723,910
Total Current Liabilities	6,606,819	9,095,470
LONG-TERM LIABILITIES
Net deferred income tax liability	50,705	52,621
Long-term lease liability (note 6)	276,186	307,528
TOTAL LIABILITIES	6,933,710	9,455,619

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 53,589,902 issued and 47,212,748 outstanding at June 30, 2024, and 53,047,231 issued and 46,803,868 outstanding at December 31, 2023	53,592	53,048
Treasury stock, at cost	(9,514,893)	(9,324,272)
Additional paid-in capital	33,375,359	32,751,749
Accumulated other comprehensive loss	(3,149,889)	(2,844,702)
Retained earnings	39,699,503	36,202,403
TOTAL STOCKHOLDERS' EQUITY	60,463,672	56,838,226
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$67,397,382	$66,293,845

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
		(See Note 1)		(See Note 1)
REVENUES (note 8)
Sales of products, net	$13,725,996	$13,719,559	$26,417,800	$27,477,907
Sales of services, net	1,434,517	840,693	2,383,853	1,765,643
Total Revenues	15,160,513	14,560,252	28,801,653	29,243,550

COST OF SALES
Cost of sales - products	6,441,389	6,386,849	12,536,394	12,491,024
Cost of sales - services	859,550	758,958	1,648,914	1,504,972
Total Cost of Sales	7,300,939	7,145,807	14,185,308	13,995,996

GROSS PROFIT	7,859,574	7,414,445	14,616,345	15,247,554

OPERATING EXPENSES
General and administrative	4,817,648	3,857,580	9,372,976	7,967,609
Research and development	300,578	192,864	615,069	467,253
Depreciation and amortization	149,808	140,093	299,668	282,981
Total Operating Expenses	5,268,034	4,190,537	10,287,713	8,717,843

INCOME FROM OPERATIONS	2,591,540	3,223,908	4,328,632	6,529,711

OTHER INCOME (EXPENSE)
Gain on sale of property and equipment	92,068	181,343	136,889	234,418
Other expense	3,047	(36,866)	(20,295)	(46,423)
Interest income	83,347	123,654	155,244	181,701
Interest expense	(2,657)	(854)	(5,602)	(1,787)
Total Other Income	175,805	267,277	266,236	367,909

INCOME BEFORE INCOME TAXES	2,767,345	3,491,185	4,594,868	6,897,620

INCOME TAX EXPENSE	(704,620)	(634,028)	(1,097,768)	(1,450,842)

NET INCOME	$2,062,725	$2,857,157	$3,497,100	$5,446,778

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$(126,084)	$278,328	$(370,885)	$272,804
Unrealized gains on investments	54,632	(30,416)	65,698	45,871
Total Other Comprehensive Income (Loss)	(71,452)	247,912	(305,187)	318,675

COMPREHENSIVE INCOME	$1,991,273	$3,105,069	$3,191,913	$5,765,453

BASIC EARNINGS PER SHARE	$0.04	$0.06	$0.07	$0.12
FULLY DILUTED EARNINGS PER SHARE	$0.04	$0.06	$0.07	$0.11

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,119,403	47,393,768	47,002,139	47,284,749
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	49,123,026	49,473,080	49,005,378	49,349,488
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$3,497,100	$5,446,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	539,091	547,996
Gain on sale of property and equipment	(136,889)	(234,418)
Bad debt expense	134,047	378,753
Stock awards issued for services	572,505	583,493
Changes in operating assets and liabilities:
Accounts receivable	(70,936)	(3,034,236)
Income taxes receivable/payable	(1,344,767)	682,284
Inventories	(2,077,251)	(2,662,032)
Prepaid expenses and other current assets	(266,714)	(51,121)
Deferred tax asset/liability	7,158	205,571
Accounts payable and accrued liabilities	(1,069,176)	(80,409)
Net Cash Provided by (Used in) Operating Activities	(215,832)	1,782,659

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	202,553	309,493
Purchase of investments	(230,362)	(405,578)
Purchase of property and equipment	(1,069,555)	(607,248)
Net Cash Used in Investing Activities	(1,097,364)	(703,333)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(316,816)	(248,958)
Cash received in exercise of stock options	35,325	65,335
Purchase of treasury stock	(190,620)	(57,957)
Principal paid toward lease liability	(22,037)	(13,972)
Net Cash Used in Financing Activities	(494,148)	(255,552)

Effect of exchange rate changes on cash	(39,443)	37,740

NET CHANGE IN CASH	(1,846,787)	861,514
CASH AT BEGINNING OF PERIOD	10,767,519	7,384,578
CASH AT END OF PERIOD	$8,920,732	$8,246,092

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$5,602	$1,787
Income taxes	$2,457,245	$576,750
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$324,415	$378,526
Common stock issued for stock options	$46,131	$—
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.